DELOITTE &
      TOUCHE LLP
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                               Two Hilton Court        Telephone: (201) 683-7000
                               P.O. Box 319            Facsimile: (201) 683-7459
                               Parsippany, New Jersey 07054-0319



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 2-98135 and 33-01013 on Form S-8 of CityFed Financial Corp. of our report dated March 28, 1997 (which disclaims an opinion on the Company's financial statements as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996) appearing in this Annual Report on Form 10-KSB of CityFed Financial Corp. for the year ended December 31, 1996.




/s/ Deloitte & Touche LLP

Parsippany, New Jersey

March 28, 1997



















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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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